                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   AMGEN INC
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                                      AMGEN LOGO

April 4, 1995

DEAR STOCKHOLDER:

  You are invited to attend the Annual Meeting of Stockholders of Amgen Inc. to be held on Tuesday, May 9, 1995, at 10:30 A.M., PDT, at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California.

  At this year's meeting, you are asked to elect three directors, to approve the Company's Amended and Restated 1991 Equity Incentive Plan and to ratify the selection of the independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We urge you to read this information carefully.

  Your Board of Directors unanimously believes that election of its nominees as directors, approval of the amendment to the 1991 Equity Incentive Plan and ratification of its selection of independent auditors are in the best interests of Amgen Inc. and its stockholders, and, accordingly, recommends a vote FOR Items 1, 2 and 3 on the enclosed proxy card.

  In addition to the formal business to be transacted, management will make a presentation on developments of the past year and respond to comments and questions of general interest to stockholders.

  I personally look forward to greeting those Amgen stockholders able to attend the meeting. If you plan to attend the Annual Meeting, please complete and return the reply card enclosed with the Proxy Statement, and we will send you a map with directions to the Regent Beverly Wilshire and an admission ticket to the Annual Meeting.

  It is important that your shares be represented and voted, whether or not you plan to attend the Annual Meeting. THEREFORE, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE PREPAID ENVELOPE PROVIDED.

  Thank you.

                                           Sincerely,

                                           /S/ GORDON M. BINDER

                                           Gordon M. Binder
                                           Chairman of the Board

    Amgen Inc., 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789
                             Telephone 805 447-1000

                                   AMGEN INC.

                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1995

                             ---------------------

TO THE STOCKHOLDERS OF AMGEN INC.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Amgen Inc., a Delaware corporation (the "Company"), will be held on Tuesday, May 9, 1995, at 10:30 A.M., PDT, at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, for the following purposes:

  1. To elect three directors to hold office until 1998;

  2. To approve the Company's Amended and Restated 1991 Equity Incentive Plan;

  3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 1995; and

  4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 15, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any continuation or adjournment thereof.

                                        By Order of the Board of Directors

                                        /s/ THOMAS E. WORKMAN, JR.

                                        Thomas E. Workman, Jr.
                                        Secretary

Thousand Oaks, California
April 4, 1995

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A PREPAID ENVELOPE IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO ATTEND AND VOTE AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

                                   AMGEN INC.
                                  AMGEN CENTER
                             1840 DEHAVILLAND DRIVE
                      THOUSAND OAKS, CALIFORNIA 91320-1789

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Amgen Inc., a Delaware corporation (the "Company" or "Amgen"), for use at the Annual Meeting of Stockholders to be held on Tuesday, May 9, 1995, at 10:30 A.M., PDT, (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of the Company's Common Stock (the "Common Stock") in their names which are beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services. In addition, the Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from brokers, bank nominees and other institutional holders for a fee of $7,000, plus reimbursement of out-of-pocket expenses.

  The Company intends to mail this proxy statement and accompanying proxy card on or about April 4, 1995, to all stockholders entitled to vote at the Annual Meeting.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1996 Annual Meeting of Stockholders (the "1996 Annual Meeting") must be received by the Company not later than December 5, 1995 in order to be included in the proxy statement and proxy relating to the 1996 Annual Meeting. In addition, any proposals to be brought before the stockholders must comply with the procedural requirements contained in the Company's Bylaws.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 15, 1995 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 1995, there were outstanding and entitled to vote 133,111,568 shares of Common Stock. Stockholders of record on such date are entitled to one vote for each share of Common Stock held on all matters to be voted upon at the meeting.

  All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, Amgen Center, 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789, Mail Stop 10-1-B-400, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board of Directors) will serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal.

  The Board of Directors is presently comprised of nine members. There are three directors in the class whose term of office expires in 1995 and who are nominees for election to the Board. Each of these three directors, Mr. Lazarus, Mr. Ledder and Dr. Omenn, is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of Mr. Lazarus, Mr. Ledder and Dr. Omenn would serve until the 1998 Annual Meeting and until his successor is elected and qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. It is the intention of the persons named in the enclosed proxy, unless authorization to do so is withheld, to vote the proxies received by them for the election of the three nominees named below. If, prior to the Annual Meeting, any nominee should become unavailable for election, an event which currently is not anticipated by the Board, the proxies will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

STEVEN LAZARUS

  Mr. Steven Lazarus, age 63, has served as a director of the Company since May 1987. He is managing general partner of ARCH Venture Partners, L.P., an early stage venture capital partnership. He was President and Chief Executive Officer of the Argonne National Laboratory/The University of Chicago Development Corporation from October 1986 to July 1994. Mr. Lazarus was associate dean at the Graduate School of Business, the University of Chicago, from October 1986 to July 1994. Mr. Lazarus also serves as a director of Cobra Industries, Inc., Illinois Superconductor Corporation and Primark Corporation; and as Vice Chairman of the Board of Directors of The Northwestern Healthcare Network, Chicago, Illinois.

EDWARD J. LEDDER

  Mr. Edward J. Ledder, age 77, has served as a director of the Company since January 1991. In April 1981, Mr. Ledder retired as Chairman and Chief Executive Officer of Abbott Laboratories, a corporation in the principal business of developing and providing human healthcare products, where he had been employed in various executive positions since 1939. Mr. Ledder also serves as a director of Alliance International Healthcare Fund.

GILBERT S. OMENN

  Dr. Gilbert S. Omenn, age 53, has served as a director of the Company since January 1987. He has been Dean of the School of Public Health and Community Medicine at the University of Washington for more than five years. Dr. Omenn also is a director of Immune Response Corporation and Rohm & Haas Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING

WILLIAM K. BOWES, JR.

  Mr. William K. Bowes, Jr., age 68, has served as a director of the Company since April 1980. He has been a general partner of U.S. Venture Partners, a venture capital investment entity, since July 1981. Mr. Bowes also serves as a director of Glycomed Incorporated, Xoma Corporation and a number of privately held U.S. Venture Partners portfolio companies.

BERNARD H. SEMLER

  Mr. Bernard H. Semler, age 77, has served as a director of the Company since August 1982. He has been a management consultant since July 1982. From 1974 to July 1982, he was Executive Vice President-Finance of Abbott Laboratories.

KEVIN W. SHARER

  Mr. Kevin W. Sharer, age 47, has served as a director of the Company since November 1992. He has also served as President and Chief Operating Officer of the Company since October 1992. Prior to joining the Company, Mr. Sharer served as President of the Business Markets Division of MCI Communications Corporation ("MCI"), a telecommunications company, from April 1989 to October 1992 and served in numerous executive capacities at General Electric Company from February 1984 to March 1989. Mr. Sharer also serves as a director of Geotek Communications, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

RAYMOND F. BADDOUR

  Dr. Raymond F. Baddour, age 70, has served as a director of the Company since October 1980. Prior to July 1, 1989, Dr. Baddour was Lammot du Pont Professor of Chemical Engineering at the Massachusetts Institute of Technology. As of July 1, 1989, Dr. Baddour became Lammot du Pont Professor Emeritus.

GORDON M. BINDER

  Mr. Gordon M. Binder, age 59, has served as a director of the Company since October 1988. He joined the Company in 1982 as Vice President-Finance and was named Senior Vice President-Finance in February 1986. In October 1988, Mr. Binder was elected Chief Executive Officer. In July 1990, Mr. Binder became Chairman of the Board.

FRANKLIN P. JOHNSON, JR.

  Mr. Franklin P. Johnson, Jr., age 66, has served as a director of the Company since October 1980. He is the general partner of Asset Management Partners, a venture capital limited partnership. Mr. Johnson has been a private venture capital investor for more than five years. He is also Chairman of the Board of Boole & Babbage, Inc. and a director of IDEC Pharmaceuticals Corporation, Tandem Computers Incorporated, Teradyne Inc., Trinzic Corporation and several private companies.

BOARD COMMITTEES AND MEETINGS

  The Board of Directors, which held seven meetings during the year ended December 31, 1994, has an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and a Strategy Committee.

  The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1994, the Audit Committee met three times. Mr. Semler served as Chairman, and Messrs. Bowes and Johnson and Dr. Omenn served as members of the Audit Committee.

  The Compensation Committee sets guidelines for the administration of salaries, makes recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels. During the year ended December 31, 1994, the Compensation Committee met six times. Mr. Semler served as Chairman, and Messrs. Lazarus and Ledder and Dr. Baddour served as members of the Compensation Committee.

  The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of the business and affairs of the Company to the extent permitted by law, the Bylaws of the Company and specifically granted by the Board of Directors. During the year ended December 31, 1994, the Executive Committee met once. Mr. Binder served as Chairman, and Messrs. Bowes and Johnson served as members of the Executive Committee.

  The Nominating Committee interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and committees thereof and nominates specific individuals to be elected as officers of the Company by the Board of Directors. The Nominating Committee will consider nominees for directors nominated by stockholders upon submission in writing to the Secretary of the Company of the names of such nominees, together with their qualifications for service as a director of the Company. In order for any nominees for directors nominated by stockholders to be considered by the Nominating Committee, such nominations must be submitted no later than December 1st of the year preceding the Annual Meeting. During the year ended December 31, 1994, the Nominating Committee met once. Mr. Bowes served as Chairman, and Mr. Johnson and Dr. Omenn served as members of the Nominating Committee.

  The Strategy Committee meets with management of the Company to review research strategies and proposals for collaborations and licensing of technology. During the year ended December 31, 1994, the Strategy Committee met three times. Mr. Lazarus served as Chairman, and Mr. Ledder and Dr. Omenn served as members of the Strategy Committee.

  During the year ended December 31, 1994, all of the directors attended at least 75% of the total number of meetings of the Board of Directors and committees on which they served.

                                   PROPOSAL 2
           APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1991 EQUITY
                                 INCENTIVE PLAN

  In April 1991, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1991 Equity Incentive Plan permitting the grant of incentive stock options, nonqualified stock options, stock bonuses and rights to purchase restricted stock (collectively, the "Stock Awards"). At that time, an aggregate of 4,000,000 shares of Common Stock was reserved for issuance under the 1991 Equity Incentive Plan, which amount was subsequently increased to the current authorized amount of 12,000,000 shares to reflect a 3-for-1 stock split. As of December 31, 1994, options to purchase 3,777,931 shares remained available for future grant under the 1991 Equity Incentive Plan.

  In December 1994, the Board of Directors unanimously adopted, subject to stockholder approval, an amendment to the 1991 Equity Incentive Plan (as so amended, as previously amended, and as amended in February 1995 described below, referred to as the "Amended and Restated 1991 Equity Incentive Plan" or the "1991 Plan") to enhance the flexibility of the Board of Directors and the Compensation Committee in granting Stock Awards to employees of and consultants to the Company. The proposed amendment increases the number of shares authorized for issuance under the 1991 Plan from a total of 12,000,000 shares to 24,000,000 shares. The Board of Directors adopted this proposed amendment to ensure that there will be a sufficient reserve of shares to permit further grants of Stock Awards to existing and new employees of and consultants to the Company at levels determined appropriate by the Board of Directors and the Compensation Committee. It is anticipated that the proposed increase will provide a sufficient number of shares to cover grants made over a period of approximately three years. Stock Awards have for years been an important part of the Company's overall compensation program. The Board of Directors believes that Stock Awards serve to attract, retain and motivate employees and consultants and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Historically, the potential dilutive effect of Stock Awards has been greatly reduced by the Company's stock repurchase program.

  In February 1995, the Board of Directors also amended the 1991 Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to certain Stock Awards granted under the 1991 Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board of Directors has amended the 1991 Plan, subject to stockholder approval, to include a limitation providing that no participant may be granted Stock Awards under the 1991 Plan during a calendar year in excess of 250,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for Stock Awards grants to participants. In addition, the 1991 Plan was amended, subject to stockholder approval, to provide that, in the discretion of the Board of Directors, directors who grant Stock Awards to covered employees generally will be "outside directors" as defined in Section 162(m). For a description of this requirement, see "Administration." Finally, the 1991 Plan was amended, subject to stockholder approval, to provide that nonqualified stock options will not be granted with an exercise price less than fair market value on the date of grant. Upon stockholder approval of the 1991 Plan, the Company will be able to continue to deduct as a business expense certain compensation attributable to incentive stock options and nonqualified stock options. The Company has not granted any stock bonuses or rights to purchase restricted stock under the 1991 Plan and the Compensation Committee would consider the consequences of Section 162(m) before granting any such awards.

  Stockholders are requested in this Proposal 2 to approve the proposed revisions to the 1991 Plan, as amended. If the stockholders fail to approve this Proposal 2, only 3,777,931 shares of Common Stock will be available for future grant of Stock Awards under the 1991 Plan, Stock Awards granted under the 1991 Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business deduction for compensation recognized in connection with the Stock Awards.

PLAN DESCRIPTION

  The following is a description of the material provisions of the 1991 Plan, as it is proposed to be amended.

GENERAL

  The 1991 Plan was adopted to provide a means by which officers and employees of, and consultants to, the Company and its affiliates may be given an opportunity to benefit from increases in value of the Common Stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock. Proceeds received by the Company from the sale of Common Stock pursuant to the Stock Awards will be used for general corporate purposes.

STOCK SUBJECT TO THE 1991 PLAN

  If any Stock Award granted under the 1991 Plan expires or otherwise terminates without having been exercised in full, the Common Stock not purchased under the Stock Award shall again become available for issuance under the 1991 Plan. The Common Stock subject to the 1991 Plan may be unissued shares or reacquired shares, purchased on the open market or otherwise.

ADMINISTRATION

  The 1991 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 1991 Plan and Stock Awards granted thereunder, to establish, amend and revoke rules and regulations for its administration, and, subject to the provisions of the 1991 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, the number of shares to be subject to each Stock Award, the time or times during the term of each Stock Award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the Stock Award. The Board of Directors is authorized to delegate administration of the 1991 Plan to a committee composed of not less than three members of the Board. The Board has delegated administration of the 1991 Plan to the Compensation Committee of the Board. As used herein with respect to the 1991 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself. The Company pays the cost of administering the 1991 Plan.

  The proposed regulations under Section 162(m) require that the directors who serve as members of the Compensation Committee must be "outside directors." The 1991 Plan has been amended, subject to stockholder approval, to provide that, in the Board's discretion, directors serving on the Committee will also be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the Compensation Committee (i) current employees of the Company,
(ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m). The Company currently intends to monitor the proposed and final regulations and will determine at the appropriate time whether to make any change to the composition of its Compensation Committee if any changes would be required by the final regulations.

ELIGIBILITY

  Incentive stock options may be granted under the 1991 Plan to all employees (including officers) of the Company and its affiliates. All employees (including officers) and consultants, or trusts for the benefit of the employee or consultant or his or her immediate family ("Permitted Trusts") designated by any such employee or consultant, are eligible to receive Stock Awards other than incentive stock options under the 1991 Plan. Directors who are not employees of or consultants to the Company or any affiliate are not eligible to participate in the 1991 Plan.

  For incentive stock options granted under the 1991 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company or any affiliate of the Company) may not exceed $100,000. No incentive stock option may be granted under the 1991 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option price is at least 110% of the fair market value on the date of grant of the stock subject to the option, and the term of the option does not exceed five years from the date of grant.

  Subject to stockholder approval of this Proposal 2, the Company has added to the 1991 Plan a per-participant, per-calendar year limitation equal to 250,000 shares of Common Stock. The purpose of adding this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to Stock Awards granted under the 1991 Plan. Previously, the Board or the Compensation Committee determined in its discretion the number of shares subject to a Stock Award and no such formal limitation was placed on the number of shares available for a Stock Award to a participant. To date, the Company has not granted to any participant in any calendar year Stock Awards for a number of shares equal to or in excess of the limitation.

  As of December 31, 1994, approximately 3,200 employees of the Company and its affiliates were eligible to participate under the 1991 Plan.

TERMS OF OPTIONS

  The following is a description of the permissible terms of options under the 1991 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of incentive stock options and nonqualified stock options under the 1991 Plan must be equal to at least the fair market value of the underlying stock on the date of the option grant. In some cases (see "Eligibility" above), the exercise price of incentive stock options under the 1991 Plan may not be less than 110% of the fair market value of the underlying stock on the date of grant. For purposes of the 1991 Plan, the fair market value of a share of the Company's Common Stock on any date is currently considered to be the closing sales price of the Company's Common Stock on The Nasdaq Stock Market. On March 15, 1995, the closing sales price of the Common Stock on The Nasdaq Stock Market was $65.4375.

  The exercise price of options granted under the 1991 Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (a) by delivery of other Common Stock of the Company that has been held for the period required to avoid a charge to the Company's earnings, (b) pursuant to a deferred payment arrangement, or (c) in any other form of legal consideration acceptable to the Board.

  Transferability. Options under the 1991 Plan may be transferred only by will or by the laws of descent and distribution. During the lifetime of an optionee, only the optionee or, if the option is a nonqualified option, the optionee or a Permitted Trust of such optionee, may exercise the option. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to the restrictions on transfer which the Board deems appropriate.

  Term. The maximum term of options under the 1991 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1991 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

  Option Exercise. Options granted under the 1991 Plan will become exercisable in cumulative increments as determined by the Board. The Board has the power, at its discretion, to accelerate the beginning of the period during which an option may be exercised (the "vesting date"). Shares covered by currently outstanding options under the 1991 Plan typically vest at the rate of 25% per year during the optionee's employment or services as a consultant. Shares covered by options granted in the future may be subject to different vesting terms. If any optionee shall die during the term of his or her employment or relationship as a consultant with the Company or an affiliate, then, in such event, the vesting date for those options granted to such employee or consultant which have not vested as of the date of such employee's or consultant's death shall automatically be accelerated by twelve months for each full year of employment or relationship with the Company by such employee or consultant. The Board also has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1991 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

  Neither an optionee nor any permitted transferee shall have any of the rights of a holder of Common Stock unless and until such person has satisfied all requirements for exercise of an option pursuant to its terms.

  Cancellation and Re-Grant of Options. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, (i) the repricing of any or all outstanding options under the 1991 Plan and/or (ii) the cancellation of any or all outstanding options under the 1991 Plan and to grant in substitution therefor new options under the 1991 Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value, or, in the case of a 10% stockholder, not less than 110% of the fair market value, per share of Common Stock on the new grant date. To the extent required by Section 162(m), an option repriced under the 1991 Plan is deemed to be cancelled and a new option granted. Both the option deemed to be cancelled and the new option deemed to be granted will be counted against the 250,000 share limitation.


  Grant of Reload Option upon Exercise by Surrendering Shares of Company
Stock. The Board shall have the authority to include as part of any option agreement a provision entitling the optionee to one further option (a "Reload Option") in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the 1991 Plan and the terms and conditions of the option agreement. Any such Reload Option
(i) will be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such option; (ii) will have an expiration date which is the same as the expiration date of the option the exercise of which gave rise to such Reload Option; and (iii) will have an exercise price which is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option or, in the case of a Reload Option which is an incentive stock option granted to a 10% stockholder, shall have an exercise price equal to 110% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option.

  Any such Reload Option may be an incentive stock option or a nonqualifed stock option, provided that the designation of any Reload Option as an incentive stock option shall be subject to the $100,000 annual limitation on exercisability of incentive stock options described under "Eligibility" above. There shall be no Reload Option on a Reload Option. Any Reload Options shall be subject to the availability of sufficient shares under the 1991 Plan and to such other terms and conditions as the Board may determine.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

  The following is a description of the permissible terms of stock bonuses and purchases of restricted stock under the 1991 Plan. Individual stock bonuses or purchases of restricted stock may be more restrictive as to any or all of the permissible terms described below.

  Purchase Price; Payment. The purchase price for restricted stock shall be determined by the Board. The Board may determine that eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

  The purchase price of stock acquired pursuant to a restricted stock purchase agreement shall be paid either (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other arrangement with the participant to whom the stock is sold; or (iii) in any other form of legal consideration acceptable to the Board.

  Repurchase Option. Shares of Common Stock sold or awarded under the 1991 Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of, or a consultant to, the Company, the Company may repurchase or otherwise reacquire any or all of the unvested Common Stock held by that person on the date of termination, pursuant to the terms of the stock bonus or restricted stock purchase agreement.

  Transferability. No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the 1991 Plan, except where such assignment is required by law or expressly authorized by the terms of the applicable agreement.

ADJUSTMENT PROVISIONS

  If there is any change in the stock subject to the 1991 Plan or subject to any Stock Award granted under the 1991 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1991 Plan and outstanding Stock Awards thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to a participant in a calendar year, and the class, number of shares and price per share of stock subject to such outstanding Stock Awards.

  Upon the occurrence of (i) the acquisition of beneficial ownership of 50% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or (ii) at the time individuals making up the incumbent Board (as defined in the 1991 Plan) cease for any reason to constitute at least a majority of the Board; or (iii) immediately prior to the consummation by the Company of a reorganization, merger, or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the shares of the Company entitled to vote, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or (iv) any other event which the incumbent Board determines is a change of control, then under the 1991 Plan, at the discretion of the Board, (a) the vesting of any outstanding Stock Awards under the 1991 Plan will accelerate and such awards will terminate if unexercised upon the occurrence of the event, or (b) the successor corporation will assume such Stock Awards or substitute similar Stock Awards, or (c) such Stock Awards will continue in full force and effect.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the 1991 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1991 Plan will terminate on December 31, 2000. Stock Awards granted before termination of the 1991 Plan will remain exercisable in accordance with their respective terms after termination of the 1991 Plan.

  The Board may also amend the 1991 Plan at any time or from time to time. However, no amendment shall be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the 1991 Plan to satisfy Section 422(b) of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (ii) increase the number of shares reserved for Stock Awards (except for anti-dilution adjustments); or (iii) modify the 1991 Plan in any other way if such modification requires stockholder approval in order for the 1991 Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3. The Board may submit any other amendment to the 1991 Plan for stockholder approval, including, but not limited to, amendments required to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

  No amendment, suspension or termination may alter or impair the rights or obligations of the holders of Stock Awards without the consent of such holders.

FEDERAL INCOME TAX INFORMATION

  Incentive Stock Options. Incentive stock options under the 1991 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase an optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonqualified Stock Options. Nonqualified stock options granted under the 1991 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonqualifed stock option. In general, upon exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Stock Bonuses and Restricted Stock. Stock bonuses and restricted stock purchases granted under the 1991 Plan have the following federal income tax consequences:

  Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock.

  Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation and any tax withholding obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year from the date ordinary income is measured. Slightly different rules may apply to persons who are subject to Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U. S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation", are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee composed solely of "outside directors" and either: (i) the option plan contains a per-participant limitation on the number of shares for which options may be granted during a specified period, the per-participant limitation is approved by the stockholders, and the exercise price of the option is no less than fair market value of the stock on the date of grant, or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain and the option is approved by the stockholders. Restricted stock and stock bonuses qualify as performance-based compensation under these proposed Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

PARTICIPATION IN THE 1991 PLAN

  The following table sets forth certain information with respect to stock options granted pursuant to the 1991 Plan during the year ended December 31, 1994 to (i) the executive officers named below, (ii) all current executive officers as a group and (iii) all non-executive officer employees, as a group. There were no grants of stock bonuses or rights to purchase restricted stock under the 1991 Plan during 1994. A member of the Board of Directors of the Company is not eligible to participate in the 1991 Plan unless such director is also an employee of or a consultant to the Company or its affiliates. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

                             AMENDED PLAN BENEFITS
                                   1991 PLAN

                                                           NUMBER OF
                                                     SHARES OF COMMON STOCK
           NAME             DOLLAR VALUE ($) (1) UNDERLYING OPTIONS GRANTED (2)
           ----             -------------------- ------------------------------
Gordon M. Binder..........        2,193,750                  50,000
 Chief Executive Officer,
 Chairman of the Board and
 Director
Kevin W. Sharer...........        1,535,625                  35,000
 President, Chief Operat-
 ing Officer and Director
Daniel Vapnek.............        1,009,125                  23,000
 Senior Vice President,
 Research
N. Kirby Alton............          877,500                  20,000
 Senior Vice President,
 Development
Robert S. Attiyeh.........        4,062,500                 100,000
 Senior Vice President,
 Finance and Corporate
 Development (3)
All Executive Officers as
 a Group..................       14,649,125                 343,000
All Non-Executive Officer
 Employees as a Group.....      168,054,177               3,844,744

- --------
(1) Exercise price multiplied by the number of shares underlying the options.

(2) Represents shares underlying options granted during the year ended December 31, 1994.

(3) Represents stock options granted to Mr. Attiyeh when he was hired by the Company.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the proposed revisions to the 1991 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1995, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since the Company's inception in 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection were ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to ratify the selection of Ernst & Young LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                 SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 31, 1994 by: (i) each director; (ii) the Company's Chief Executive Officer and each of its other four most highly compensated executives ("Named Executive Officers") for the year ended December 31, 1994; and (iii) all directors and executive officers of the Company as a group. The Company is not aware of any person who is a beneficial owner of more than 5% of its Common Stock:

                                                       SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED (1) (2)
                                                    ----------------------------
                                                        NUMBER          PERCENT
                    BENEFICIAL OWNER                  OF SHARES        OF TOTAL
                    ----------------                ---------------- ------------
      Raymond F. Baddour...........................          108,550        *
      Gordon M. Binder.............................          904,094        *
      William K. Bowes, Jr. .......................        1,505,400       1.1
      Franklin P. Johnson, Jr. (3).................          636,600        *
      Steven Lazarus...............................           54,200        *
      Edward J. Ledder.............................           26,800        *
      Gilbert S. Omenn (4).........................           85,300        *
      Bernard H. Semler (5)........................          116,751        *
      Kevin W. Sharer..............................           49,074        *
      Daniel Vapnek (6)............................          274,110        *
      N. Kirby Alton (7)...........................           34,395        *
      Robert S. Attiyeh............................              198        *
      All directors and executive officers as a
       group (18 persons) (3) (4) (5) (6) (7)......        4,148,454       3.1

- ---------------------
 * Less than 1%

(1) This table is based upon information supplied by directors, executive officers and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the stockholders has sole voting and/or investment power with respect to the shares beneficially owned.

(2) Includes shares which the directors and executive officers of the Company had the right to acquire on or before March 1, 1995 pursuant to outstanding options, as follows: Dr. Baddour-17,268 shares; Mr. Binder-854,184 shares; Mr. Bowes-79,200 shares; Mr. Johnson-67,200 shares; Mr. Lazarus-44,877 shares; Mr. Ledder-25,200 shares; Dr. Omenn-79,200 shares; Mr. Semler-46,886 shares; Mr. Sharer-47,940 shares; Dr. Vapnek-223,601 shares; Dr. Alton-16,171 shares; and all directors and executive officers as a group-1,738,197 shares.

(3) Includes 569,400 shares held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have voting and investment power as to all of these shares, and therefore may be deemed to be a beneficial owner of such shares.

(4) Includes 360 shares held by one of Dr. Omenn's children.

(5) Includes 5,154 shares held by a trust for the benefit of Mr. Semler's wife.

(6) Includes 3,650 shares held by one of Dr. Vapnek's children.

(7) Excludes 2,172 shares held by trusts established for the benefit of Dr. Alton's children. Dr. Alton disclaims beneficial ownership of all such shares.

  In March and June 1993, the Company exercised its option to purchase the Class A and Class B Limited Partnership interests, respectively, of Amgen Clinical Partners, L.P. (the "Partnership") pursuant to the partnership purchase agreement dated as of March 12, 1993 by and among the Company, the Partnership, Amgen Development Corporation, and each of the Class A and Class B Limited Partners of the Partnership. As a result of the Company exercising such option, each holder of a Limited Partnership interest acquired contractual contingent payment rights based on the number of such holder's former Limited Partnership interests. The contractual contingent payment rights are not voting securities. The following table sets forth certain information regarding the ownership of the Company's contractual contingent payment rights as of December 31, 1994 by: (i) each director; (ii) each of the five Named Executive Officers of the Company; and (iii) all directors and executive officers of the Company as a group:

                                                     CONTRACTUAL CONTINGENT
                                                         PAYMENT RIGHTS
                                                     BENEFICIALLY OWNED (1)
                                                   --------------------------
                                                      NUMBER         PERCENT
                    BENEFICIAL OWNER                 OF RIGHTS       OF TOTAL
                    ----------------               -------------   ----------
      Raymond F. Baddour..........................              1            *
      Gordon M. Binder............................              1            *
      William K. Bowes, Jr. ......................              2            *
      Franklin P. Johnson, Jr. (2)................              4            *
      Steven Lazarus..............................             -0-           *
      Edward J. Ledder............................             -0-           *
      Gilbert S. Omenn............................            1/2            *
      Bernard H. Semler...........................              1            *
      Kevin W. Sharer.............................             -0-           *
      Daniel Vapnek...............................            1/2            *
      N. Kirby Alton..............................            1/4            *
      Robert S. Attiyeh...........................             -0-           *
      All directors and executive officers as a
       group (18 persons) (2).....................          10.25           1.2

- ---------------------
 * Less than 1%

(1) This table is based upon information supplied by the directors and executive officers of the Company. Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each holder of a contractual contingent payment right(s) has sole investment power with respect to such right(s) beneficially owned.

(2) Includes four rights held by Asset Management Partners, a venture capital limited partnership, of which Mr. Johnson is the general partner. As the general partner, Mr. Johnson may be deemed to have investment power as to all of these rights, and therefore may be deemed to be a beneficial owner of such rights.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

  During the year ended December 31, 1994, each non-employee director received a quarterly retainer of $3,750 (plus $1,500 for a Committee Chairman) and a per meeting fee of $1,250 (plus $750 for Committee members attending a committee meeting, up to a maximum of $1,500 for all committee meetings held on the same day). In the year ended December 31, 1994, the total compensation paid to non-employee directors was $225,250. The members of the Board of Directors also are eligible for reimbursement for their expenses incurred in connection with attendance at Board and committee meetings in accordance with Company policy. There are no family relationships among any directors of the Company.

  Option grants under the 1987 Directors' Stock Option Plan (the "Directors' Plan") are non-discretionary. On January 27 of each year (or the next business day should such date be a Saturday, Sunday or a legal holiday), each non-employee director or an affiliate of any such non-employee director is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase shares of Common Stock of the Company. The number of shares subject to such option is determined by multiplying 3,500 by a fraction, the numerator of which is $40 per share and the denominator of which is the fair market value of the Common Stock of the Company on the date of grant. The number of shares granted will be rounded to the nearest 100 shares (rounding up if 50 shares). In no event will the number of shares subject to such option exceed 5,000 shares or be less than 2,000 shares. The minimum and maximum number of shares of Common Stock to be granted under the Directors' Plan will not be adjusted for any stock split, combination of shares or Common Stock dividend.

  Each person who after January 27 and prior to November 1 of any year becomes a non-employee director will, upon the date such person becomes a non-employee director, automatically be granted an option to purchase shares of Common Stock of the Company. The number of shares subject to the option will be determined as described in the immediately preceding paragraph.

  The purchase price for shares acquired upon exercise of an option granted under the Directors' Plan may be paid in cash or by delivery of shares of Common Stock that have been held for the period required to avoid a charge to the earnings of the Company. Any shares so surrendered shall be valued at their fair market value on the date of exercise. The exercise price of options granted under the Directors' Plan is equal to 100% of the fair market value of the underlying stock on the date of the option grant.

  An optionee is entitled to a reload option ("Reload Option") in the event the optionee exercises his or her option, in whole or in part, by surrendering other shares of Common Stock of the Company held by such non-employee director in accordance with the Directors' Plan and the terms of the option grant. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. Any such Reload Option will be subject to the availability of sufficient shares under the Directors' Plan. There will be no Reload Option on a Reload Option.

  Options granted to a non-employee director under the Directors' Plan may not be exercised: (a) unless such director has, at the date of grant, provided three years of prior continuous service as a non-employee director, in which case such option will vest upon grant but will not be exercisable until six months after the date of grant, or (b) until the date upon which such director has provided one year of continuous service as a non-employee director following the date of grant of such option, whereupon such option will become fully exercisable in accordance with its terms. No option under the Directors' Plan is exercisable by the optionee after the expiration of ten years from the date the original option is granted.

  During the year ended December 31, 1994, the Company granted under the Directors' Plan an aggregate of 19,600 non qualified stock options at an exercise price of $49.50 per share.

COMPENSATION OF EXECUTIVE OFFICERS

  The following table shows for the years ended December 31, 1994, 1993 and 1992, respectively, certain compensation awarded or paid to, or earned by the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                             ANNUAL COMPENSATION              COMPENSATION
                                  ------------------------------------------- ------------
                                                                               SECURITIES
                                                                 OTHER ANNUAL  UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) (1)  BONUS ($) (2)  COMPENSATION OPTIONS (#)     COMPENSATION ($) (3)
- ---------------------------  ---- --------------  -------------  ------------ ------------    --------------------
Gordon M. Binder, Chief      1994    533,348         723,300                     50,000              50,751
 Executive Officer,          1993    466,676         487,057                     24,390             137,564
 Chairman of the Board       1992    400,016         407,351                     20,000              15,907
 and Director

Kevin W. Sharer,
 President, Chief            1994    389,180         424,500     187,265 (7)     35,000              32,248
 Operating Officer           1993    360,000         305,908     893,037 (8)     70,200 (9)          52,818
 and Director                1992     64,154         200,000                    150,000 (10)          5,045

Daniel Vapnek, Senior
 Vice President, Research    1994    317,176         393,900                     23,000              27,012
                             1993    273,348         223,807                     15,559              58,241
                             1992    236,672         162,556                     15,500 (11)         15,907
N. Kirby Alton, Senior
 Vice President,             1994    277,836         219,200                     20,000              22,777
 Development                 1993    238,348         161,573                     16,140              39,477
                             1992    191,672         111,380                     22,000 (11)         15,907
Robert S. Attiyeh,
 Senior Vice President,      1994    162,600 (5)     635,400 (6)                100,000 (12)         43,779
 Finance and Corporate       1993      --              --                         --                  --
 Development (4)             1992      --              --                         --                  --

- ---------------------
(1) Includes amounts deferred out of compensation under the Company's Retirement and Savings Plan (a 401(k) plan) otherwise payable in cash during each calendar year.

(2) Bonuses pursuant to the Company's performance based Management Incentive Plan ("MIP") were earned in the year ended December 31, 1992 during the following MIP periods:(i) April 1, 1991 through March 31, 1992; and (ii) April 1, 1992 through December 31, 1992. The bonuses for 1992 represent 25% of the payments received under the MIP for the period April 1, 1991 through March 31, 1992 and 100% of the payments received under the MIP for the period April 1, 1992 through December 31, 1992. As of January 1, 1993, the MIP period corresponded to the Company's fiscal year. Bonuses under the MIP for the period April 1, 1991 through March 31, 1992 were as follows: Mr. Binder, $254,495; Dr. Vapnek, $108,918;Dr. Alton, $75,440. Bonuses under the MIP for the period April 1, 1992 throughDecember 31, 1992 were as follows: Mr. Binder, $343,727; Dr. Vapnek, $135,326; and Dr. Alton, $92,520.

(3) All Other Compensation is comprised of Company contributions and credits to the Retirement and Savings Plan and the Supplemental Retirement Plan ("SRP"). The amounts shown for 1992 represent annual contributions by the Company to the Retirement and Savings Plan. The amounts shown for 1993 and 1994 are comprised primarily of Company credits to the SRP but also include contributions in the amounts of $16,385 and $11,350 to the Company's Retirement and Savings Plan for each of the Named Executive Officers for the years ended December 31, 1993 and 1994, respectively. The SRP is a non-qualified, unfunded, deferred compensation plan. Participation in the SRP is available to participants in the Company's Retirement and Savings Plan who are affected by the Internal Revenue Code limits on the amount of employee compensation that may be recognized for purposes of calculating the Company's core, matching and performance contributions to the Retirement and Savings Plan. At the time an SRP participant reaches the statutory limitation(s) under the Retirement and Savings Plan, the Company credits the participant with an amount equal to the difference between the maximum Company contributions permitted under the Retirement and Savings Plan and the amount of Company contributions that such employee would have received, absent statutory limitations. Participants are also credited as of December 31 of each year with an amount equal to the return on investment that would have been earned on all current and prior year SRP contributions if such contributions had been invested during such year in the same investment options, other than Company stock, selected by a participant with respect to his or her Retirement and Savings Plan account. Since the SRP was adopted in 1993 with approved retroactive participation, also included in All Other Compensation for 1993 are Company SRP contributions credited in 1993 with respect to the years ended December 31, 1991 and 1992 and amounts by which such Company contributions would have increased if such contributions had been invested as of January 1, 1993 in the same investment options, other than Company stock, selected by a participant with respect to his or her Retirement and Savings Plan account. Pursuant to the SRP, the Named Executive Officers were credited with the following amounts for the year ended December 31, 1994:
    Mr. Binder, $39,401; Mr. Sharer, $20,898; Dr. Vapnek, $15,662; Dr. Alton,
    $11,427; and Mr. Attiyeh, $32,429. Company credits to the SRP are bookkeeping entries and represent the Company's unsecured promise of future payment. The credits are fully vested upon termination of employment on or after the participant reaches age 65 or by reason of disability or death. If a participant's employment is terminated prior to reaching age 65 for any reason other than disability or death, credits are partially vested in accordance with a vesting schedule based upon years of service. Pursuant to this vesting schedule, 50% of the credits become vested upon five years of service and an additional 10% of the credits become vested on each successive anniversary date, with full vesting occurring on the tenth anniversary date.

(4) The Board elected Mr. Attiyeh as Senior Vice President, Finance and Corporate Development on April 25, 1994.

(5) Represents Mr. Attiyeh's salary paid for the period from the date he commenced employment with the Company in July 1994 through December 1994. Mr. Attiyeh's salary on an annualized basis was $325,200.

(6) Includes a signing bonus of $500,000 and a payment of $135,400 under the MIP.

(7) Represents payment on behalf of Mr. Sharer with respect to taxes payable by him as a result of certain payments described in footnote (8) below.

(8) Includes a $524,330 payment to Mr. Sharer that represents the difference between the original cost of his primary residence in Virginia and the market value, which was less than the original cost; $46,712 in payments to or on behalf of Mr. Sharer in connection with his relocation to the Thousand Oaks vicinity; and a $321,995 payment on behalf of Mr. Sharer with respect to taxes payable by him as a result of such payments.

(9) Represents Mr. Sharer's annual periodic stock option grant which included supplemental stock options to adjust the grant price for the options granted when he was hired by the Company to reflect an equivalent grant price of approximately $50 per share.

(10) Represents stock options granted to Mr. Sharer when he was hired by the Company.

(11) Represents the sum of the options granted in connection with promotions and a reorganization of the Company's management structure effected in August 1992 and the annual periodic stock option grants.

(12) Represents stock options granted to Mr. Attiyeh when he was hired by the Company.

STOCK OPTION GRANTS AND EXERCISES

  The Company has granted options to its executive officers under its 1991 Equity Incentive Plan and prior stock option plans (collectively, the "Option Plans"). As of December 31, 1994, options to purchase a total of 17,121,999 shares had been granted and were outstanding under the Option Plans for all employees, including 1,769,511 shares granted to the five Named Executive Officers. As of that date, options to purchase 3,874,928 shares remained available for future grant under the Option Plans.

  The following tables show for the year ended December 31, 1994, certain information regarding options granted to, exercised by, and held at year end by the Named Executive Officers:

                       OPTION GRANTS IN FISCAL YEAR 1994

                               INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------------------------------
                            NUMBER OF                                                POTENTIAL REALIZABLE VALUE
                           SECURITIES      PERCENT OF                                  AT ASSUMED ANNUAL RATES
                           UNDERLYING     TOTAL OPTIONS                              OF STOCK PRICE APPRECIATION
                             OPTIONS       GRANTED TO    EXERCISE OR                     FOR OPTION TERM (1)
                             GRANTED      EMPLOYEES IN   BASE PRICE                  ---------------------------
NAME                     (#) (2) (3) (4) FISCAL YEAR (5) ($/SH) (6)  EXPIRATION DATE    5% ($)        10% ($)
- ----                     --------------- --------------- ----------- --------------- ------------- -------------
Gordon M. Binder........    50,000            1.19%        43.875       07/01/01           893,077     2,081,248
Kevin W. Sharer.........    35,000             .84%        43.875       07/01/01           625,154     1,456,874
Daniel Vapnek...........    23,000             .55%        43.875       07/01/01           410,815       957,374
N. Kirby Alton..........    20,000             .48%        43.875       07/01/01           357,231       832,499
Robert S. Attiyeh.......   100,000 (7)        2.39%        40.625       04/28/01         1,653,845     3,854,163

- ---------------------
(1) The potential realizable value is based on the term of the option at the time of its grant, which is seven years for the stock options granted to the five Named Executive Officers in the table. Pursuant to the rules promulgated by the SEC, assumed annual stock price appreciation rates of 5% and 10% are used. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. Such a gain in stock price would benefit all stockholders.

(2) Under the terms of the Company's Option Plans, the Board of Directors retains discretion, subject to plan limitations, to modify the terms of outstanding options and to reprice the options. The Board of Directors has delegated administration of the Option Plans to the Compensation Committee of the Board of Directors.

(3) The options were granted to the five Named Executive Officers in the table for a term of seven years, subject to earlier termination if the optionee ceases employment with the Company prior to the vesting of such options. Each option agreement contains a provision entitling the optionee to a further Reload Option in the event the optionee exercises the option, in whole or in part, by surrendering other shares of Common Stock in accordance with the Option Plans. Any such Reload Option (i) will be for a number of shares of Common Stock equal to the number of shares of Common Stock surrendered as part or all of the exercise price of the original option; (ii) will have an expiration date that is the same as the expiration date of the original option; and (iii) will have an exercise price that is equal to 100% of the fair market value of the Common Stock subject to the Reload Option on the date of exercise of the original option. There will be no Reload Option on a Reload Option.

(4) Except in the case of Mr. Attiyeh, represents options granted as part of the annual periodic stock option grants extended to all eligible employees of the Company. Upon vesting, such options become exercisable. 20% of the options covered thereby become vested twelve months after the grant date and an additional 20% of the options become vested on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

(5) Options granted to the five Named Executive Officers in the table, who are reporting persons for purposes of Section 16 ("Section 16 officers") of the Securities Exchange Act of 1934, represented 5.45% of the total options granted to all employees of the Company; and options granted to all eleven
    Section 16 officers of the Company represented 8.19% of the total options granted to all employees of the Company.

(6) The exercise price of options must be paid: (i) in cash at the time the option is exercised, or(ii) at the discretion of the Board of Directors,
    (a) by delivery of other Common Stock of the Company that has been held for the period required to avoid a charge to the Company's earnings and valued at the fair market value on the date of exercise, (b) pursuant to a deferred payment or other arrangement, or (c) in any other form of legal consideration acceptable to the Board of Directors. Tax withholding obligations related to exercise may be paid by a cash payment upon exercise, by delivery to the Company of already owned shares or by authorizing the Company to withhold shares otherwise issuable upon exercise, or by a combination of these methods. The options are subject to accelerated vesting upon the death of the optionee while in the employ of the Company or within three months of termination of such employment.

(7) Represents options granted by the Company to Mr. Attiyeh pursuant to his terms of employment. Upon vesting, such options become exercisable. 25% of the options covered thereby become vested twelve months after the grant date and an additional 25% of the options become vested on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1994
                     AND FISCAL YEAR-END 1994 OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING      VALUE OF UNEXERCISED
                                                             UNEXERCISED OPTIONS  IN-THE-MONEY OPTIONS
                                                                AT FY-END (#)      AT FY-END ($) (2)
                                                             -------------------- --------------------
                            SHARES
                         ACQUIRED ON                             EXERCISABLE/         EXERCISABLE/
NAME                     EXERCISE (#) VALUE REALIZED ($) (1)    UNEXERCISABLE        UNEXERCISABLE
- ----                     ------------ ---------------------- -------------------- --------------------
Gordon M. Binder........       -0-                -0-              804,180/            40,471,415/
                                                                   249,962              9,162,838
Kevin W. Sharer.........     6,100            122,000               47,940/               183,613/
                                                                   201,160              1,828,075
Daniel Vapnek...........   112,960          5,091,380              223,601/            11,120,212/
                                                                    55,398              1,025,435
N. Kirby Alton..........    39,594          1,535,539               16,171/               154,289/
                                                                    71,099              1,707,472
Robert S. Attiyeh.......       -0-                -0-                - 0 -/                 - 0 -/
                                                                   100,000              1,837,500

- --------------------
(1) Value realized is based on the market value of the Company's Common Stock on the date of exercise, minus the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) Value of unexercised in-the-money options is calculated based on the market value of the underlying securities, minus the exercise price, and assumes sale of the underlying securities on December 30, 1994 at the then current market value of $59 per share.

COMPENSATION COMMITTEE REPORT/1/

  The Board of Directors has delegated to the Compensation Committee of the Board of Directors (the "Compensation Committee") the authority to establish and maintain the Job Grade and Compensation Range Tables and Merit Increase Guidelines both used to establish initial salary guidelines and merit pay increases throughout the Company and as the basis for making specific recommendations to the Board concerning the compensation of senior officers of the Company, including the Chief Executive Officer of the Company. In addition, the Compensation Committee administers the performance based Management Incentive Plan ("MIP"), the Option Plans, the Retirement and Savings Plan, the Supplemental Retirement Plan, the Employee Stock Purchase Plan and all other compensation and benefit programs currently in place at the Company. Compensation Committee members are all non-employee directors.

  The Compensation Committee intends to design and administer its compensation plans to support the achievement of the Company's long-term strategic objectives and to enhance stockholder value and, to the extent possible, to maximize the deductibility of compensation for tax purposes. The Omnibus Budget Reconciliation Act of 1993 placed a one million dollar limit on the amount of non-performance based compensation for Named Executive Officers that may be deducted by the Company for tax purposes. The Committee has been advised that based upon stockholder approval of the material terms of the MIP in 1994 and Section 162(m) transition rules, compensation under the MIP is excluded from this limitation. The Committee has also been advised that upon approval by the Company's stockholders of Proposal 2, compensation from stock options granted under the 1991 Plan will also be excluded from this limitation. Therefore, the Board of Directors is seeking stockholder approval of Proposal 2.

  The method used by the Compensation Committee to determine executive compensation is designed to provide for a base salary that, while competitive with comparable companies, is nevertheless calculated to result in a base salary that is at the lower end of the competitive range for those companies. Base salary is supplemented by two additional compensation components: First, the MIP, designed to reward participants for individual and Company-wide performance; and second, the Company's Option Plans, designed to provide long-term incentives to all employees of the Company. Each of these components is discussed in turn below:

Base Salary

  Base Salaries for all employees, including executive officers of the
Company, are determined based on an established Job Grade and Compensation Range Table that is designed to provide a Base Salary that ensures that salaries, while remaining competitive with comparable companies, are at the lower end of the range for executive officers and at the middle of the range for all other employees of the companies surveyed. In monitoring the Executive Job Grade and Compensation Range Table, the members of the Compensation Committee compared compensation information derived from compensation surveys outlining compensation levels at major pharmaceutical companies, the majority of which are included in the Standard & Poor's Drug Index, leading biotechnology companies and other high technology companies./2/ Adjustments to each individual's
- --------
/1/ The material in this report and in the performance graph is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

/2/ The Committee utilizes data and summaries provided by Organization Resources
    Counselors, Inc. and Towers Perrin, two independent consulting firms, to determine comparable companies, including major pharmaceutical, leading biotechnology and other high technology companies, and their compensation levels.

Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using compensation levels at comparable companies and the Merit Increase Guidelines which provide for percentage salary increases based on the position in the Compensation Range and the result of each individual's annual performance review. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

Performance Based Management Incentive Plan (MIP)

  The MIP has been established to reward participants for their contributions to the achievement of Company-wide performance goals. All executive officers of the Company and certain other key employees, as determined by the Compensation Committee, participate in the MIP. MIP payouts are established at a level designed to ensure that when such payouts are added to a participant's Base Salary, the resultant compensation for above average performance will exceed the average compensation level of comparable companies.

  The structure of the MIP provides for the development of a compensation pool (the "Pool"). Amounts attributable to the Pool are based upon the achievement of certain specified performance goals and milestones established by members of management and approved by the Compensation Committee at the beginning of each MIP period. The plan requires that at least 50% of the Pool determination be based upon Return on Capital Employed ("ROCE") and Growth in Revenue, with the remainder based upon two or three major goals selected by the Committee from the goals established by management in connection with the planning process. Target awards for participants are established pursuant to a percentage formula relating to Base Salary. The MIP provides for a range of payouts based on actual achievements, with both the size of the Pool and the individual awards subject to an upside potential of 150% of applicable targets for the achievement of performance that is significantly above the target levels. No awards are made to the participants, regardless of the performance achieved on the other goals or by individual participants, unless either the ROCE or the Growth in Revenue goal is achieved.

  At the beginning of each MIP period, participants in the MIP are required to work with upper management to define individual performance objectives that will contribute to the success of the Company. Each participant's payout from the MIP Pool is based upon the respective supervisor's and the Compensation Committee's assessment of achievement of the participant's goals. Performance objectives are stated as a range of possible measured achievements. In order to be eligible to receive a payout from the MIP, each individual participant must have achieved his or her individual performance objectives at least at the minimum threshold. The minimum threshold represents significant, but less than planned, performance. The payout at the minimum threshold is usually 50% of the target payout, assuming Pool goals are achieved at target. The maximum amount payable to any participant may not exceed $900,000.

  The Pool goals for the MIP period ended December 31, 1994 included goals related to ROCE; Growth in Revenue; specific product development objectives; income after taxes; and licensing and commencement of manufacturing at a new plant in Puerto Rico. The relative weightings of these five factors in determining the total Pool were 30%, 20%, 25%, 15% and 10%, respectively. Based upon evaluations by management and approved by the Compensation Committee, the Company achieved 135% of the target Pool goals established under the MIP for the period ended December 31, 1994.

Option Plans

  The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company.

  Periodic grants of stock options are generally made annually to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally, following a significant change in job responsibility, scope or title or a particularly noteworthy achievement. Stock options granted under the various stock option plans generally have a three-, four- or five-year vesting schedule and generally expire seven or ten years from the date of grant. The exercise price of options granted under the stock option plans are granted at 100% of fair market value of the underlying stock on the date of grant.

  Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a procedure established by the Compensation Committee based upon several factors including the salary grade midpoint, the performance of each participant and the approximate market price of the stock at the time of grant. The size of the grants, as developed under the procedure, are targeted to be somewhat above competitive levels as a reflection of both the added incentive to continue the favorable competitive performance of the Company, as well as the risk attached to the future growth of the biotech industry.

CEO Compensation

  Mr. Binder's Base Salary, MIP payout and grants of stock options were determined in accordance with the criteria described in the "Base Salary", "Management Incentive Plan" and "Option Plans" sections of this report. Mr. Binder's Base Salary of $533,348 reflects the Board's assessment of his very favorable performance and his position in the Grade and Range Table.

  The MIP target for Mr. Binder for the MIP period ended December 31, 1994 was set at 84% of Base Salary. The actual award under the MIP for the MIP period ended December 31, 1994 was $723,300 or 136% of Base Salary. Payments made to Mr. Binder as a participant in the MIP for the period ended December 31, 1994 reflect both the Company's level of achievement of the Pool goals and Mr. Binder's level of achievement of his individual performance objectives, which included goals related to the sales of EPOGEN(R) and NEUPOGEN(R), research, government affairs and the Company's Pool goals of ROCE, product development objectives and income after taxes. As previously discussed, no awards are made to MIP participants unless the Company achieves either the ROCE or Growth in Revenue goal.

  The periodic stock option grant to Mr. Binder in July 1994 of options to purchase 50,000 shares of Common Stock of the Company at 100% of fair market value on the date of grant, or $43.875 per share, also reflects the Board's assessment of the substantial contributions made by Mr. Binder to the growth and performance of the Company.

                COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

         Bernard H. Semler, Chairman  Steven Lazarus
         Raymond F. Baddour           Edward J. Ledder

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1994, the Company's Compensation Committee consisted of Messrs. Semler, Lazarus, Ledder and Dr. Baddour, all of whom are non-employee directors. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

PERFORMANCE MEASUREMENT COMPARISON

  The chart set forth below shows the value of an investment of $100 on December 31, 1989 in each of Amgen stock, the Standard & Poor's 500 Index (the "S&P 500"), the Standard & Poor's Drug Index (the "S&P Drug") and the NASDAQ Pharmaceutical Index (the "NASDAQ Pharmaceutical"). All values assume reinvestment of the pre-tax value of dividends and are calculated as of December 31 of each year.


     AMGEN STOCK PRICE VS. S&P 500, S&P DRUG, NASDAQ PHARMACEUTICAL INDEXES


                     PERFORMANCE GRAPH APPEARS HERE

                                                                       NASDAQ
Measurement Period                          S&P          S&P           Pharm.
(Fiscal Year Covered)        AMGEN          500 INDEX    DRUG Index    Index
- -------------------          ----------     ---------    ----------    ------
Measurement Pt-12/31/89      $100           $100         $100          $100
01/31/90                     $ 95.41        $ 93.29      $ 93.83       $110.45
02/28/90                     $117.21        $ 94.49      $ 88.84       $119.44
03/30/90                     $126.00        $ 96.99      $ 93.46       $123.25
04/30/90                     $130.59        $ 94.57      $ 94.37       $121.21
05/31/90                     $143.02        $103.79      $108.71       $134.89
06/29/90                     $158.51        $103.09      $112.65       $141.48
07/31/90                     $175.91        $102.76      $117.71       $138.85
08/31/90                     $184.51        $ 93.47      $108.44       $125.42
09/28/90                     $182.60        $ 88.89      $102.43       $119.34
10/31/90                     $192.73        $ 88.69      $102.68       $119.16
11/30/90                     $234.80        $ 94.63      $113.19       $138.41
12/31/90                     $253.98        $ 97.27      $114.41       $145.73
01/31/91                     $300.76        $101.51      $119.65       $167.93
02/28/91                     $372.28        $108.77      $133.06       $206.79
03/29/91                     $535.37        $111.40      $135.90       $243.23
04/30/91                     $517.02        $111.66      $136.30       $228.95
05/31/91                     $498.66        $116.48      $145.90       $238.58
06/28/91                     $480.88        $111.14      $139.07       $225.88
07/31/91                     $603.63        $116.33      $152.43       $256.39
08/30/91                     $651.63        $119.08      $158.04       $283.65
09/30/91                     $676.10        $117.09      $157.36       $311.90
10/31/91                     $734.23        $118.66      $164.18       $357.28
11/29/91                     $685.28        $113.88      $162.16       $319.49
12/31/91                     $927.17        $126.91      $188.53       $387.31
01/31/92                     $865.77        $124.54      $176.08       $404.25
02/29/92                     $798.47        $126.15      $175.97       $369.23
03/31/92                     $764.82        $123.70      $164.96       $335.38
04/30/92                     $685.28        $127.33      $163.14       $280.46
05/29/92                     $746.46        $127.96      $163.63       $290.91
06/30/92                     $743.40        $126.05      $159.69       $281.04
07/31/92                     $801.53        $131.20      $170.55       $296.26
08/31/92                     $775.53        $128.52      $162.28       $269.68
09/30/92                     $767.88        $130.03      $151.02       $264.65
10/31/92                     $816.83        $130.47      $150.95       $282.52
11/30/92                     $939.20        $134.92      $154.76       $325.84
12/31/92                     $864.50        $136.57      $149.52       $322.61
01/29/93                     $758.70        $137.71      $138.46       $299.85
02/26/93                     $443.59        $139.59      $129.38       $230.16
03/31/93                     $461.95        $142.54      $126.76       $232.29
04/30/93                     $489.48        $139.09      $133.69       $234.67
05/28/93                     $434.42        $142.81      $138.89       $244.27
06/30/93                     $446.65        $143.23      $132.60       $244.72
07/30/93                     $428.30        $142.65      $118.19       $237.72
08/31/93                     $452.77        $148.07      $122.67       $250.38
09/30/93                     $472.66        $147.95      $121.98       $265.33
10/29/93                     $558.32        $151.01      $128.72       $288.77
11/30/93                     $553.73        $150.87      $134.79       $282.41
12/31/93                     $605.74        $152.69      $136.83       $287.51
01/31/94                     $596.56        $157.89      $137.62       $296.22
02/28/94                     $510.90        $153.61      $125.68       $269.47
03/31/94                     $468.07        $146.91      $116.32       $234.43
04/29/94                     $495.60        $148.79      $119.47       $225.00
05/31/94                     $569.79        $151.23      $131.33       $221.94
06/30/94                     $524.67        $147.53      $128.15       $204.62
07/29/94                     $608.03        $152.36      $125.11       $210.79
08/31/94                     $645.51        $158.61      $142.95       $233.66
09/30/94                     $651.63        $154.73      $146.51       $230.55
10/31/94                     $682.22        $158.21      $150.89       $222.83
11/30/94                     $714.34        $152.45      $156.54       $223.80
12/31/94                     $721.99        $154.70      $159.29       $216.75

                             CERTAIN TRANSACTIONS

  During the year ended December 31, 1994, the Company had aggregate loans outstanding in the original principal amounts of $158,000 to Mr. Larry A. May and $200,000 to Mr. Sharer, both of whom are executive officers of the Company. Each such loan is evidenced by a full recourse promissory note secured by real estate valued in excess of the principal balance of such loan. The purpose of the loans was to provide sufficient cash to each of Messrs. May and Sharer to enable these key officers to satisfy certain personal objectives and obligations. The annual interest rate on each such loan was 4.1% during the year ended December 31, 1994 and was 4.9% on February 28, 1995. Including principal and accrued interest, the largest aggregate indebtedness since January 1, 1994 of Messrs. May and Sharer under such loans was $158,000 and $200,000, respectively. The aggregate outstanding indebtedness at February 28, 1995 of Messrs. May and Sharer under such loans was $158,000 and $200,000, respectively.

  In 1994, Mr. Robert S. Attiyeh became Senior Vice President, Finance and Corporate Development of the Company. In addition to the compensation described in "Executive Compensation", the terms of Mr. Attiyeh's employment provide for a minimum guaranteed payment of $200,000 under the MIP for the plan year beginning January 1, 1995 and ending December 31, 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

  Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and with the National Association of Securities Dealers, Inc. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 disclosing delinquently reported transactions were required for those persons, the Company believes that, during the year ended December 31, 1994, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that PaineWebber R&D Partners, L.P., a 10% beneficial owner of the Company's contractual contingent payment rights, failed to timely file one report covering one transaction and PaineWebber Development Corporation, an affiliate of PaineWebber R&D Partners, L.P., failed to timely file two reports covering a total of two transactions.

                                OTHER BUSINESS

  The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                           By Order of the Board of Directors

                                           /s/ THOMAS E. WORKMAN, JR.

                                           Secretary

April 4, 1995

                              RECYCLED PAPER LOGO
                           Printed on recycled paper

                                                              NO POSTAGE
                                                              NECESSARY
                                                              IF MAILED
                                                               IN THE
                                                            UNITED STATES


                                                            -------------
                  BUSINESS REPLY MAIL                       -------------
      FIRST CLASS  PERMIT NO. 67  THOUSAND OAKS, CA         -------------
                                                            -------------
                                                            -------------
       POSTAGE WILL BE PAID BY ADDRESSEE                    -------------
                                                            -------------
       AMGEN INC.                                           -------------
       ATTN: Secretary, Mail Stop 10-1-B-400                -------------
       1840 DeHavilland Drive                               -------------
       Thousand Oaks, CA 91320-1789

Amgen Inc.

[_] I plan to attend the Annual Stockholders' Meeting on Tuesday, May 9, 1995.

- --------------------------------------------------------------------------------
Name                              (Please print)

- --------------------------------------------------------------------------------
Address

                                              (   )
- --------------------------------------------------------------------------------
City                 State       Zip          Telephone No.

AMGEN LOGO

MEMORANDUM

TO:  ALL EMPLOYEES HOLDING AMGEN INC. COMMON STOCK
     THROUGH PARTICIPATION IN THE RETIREMENT AND SAVINGS PLAN
     FOR AMGEN MANUFACTURING, INC.
     --------------------------------------------------------

FROM:  SCOTT J. FORAKER

DATE:  APRIL 4, 1995

SUBJ:  AMGEN INC. - 1995 PROXY MATERIAL

As you know, you have allocated a portion of your Retirement and Savings Plan for Amgen Manufacturing, Inc. (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc. (the "Company"). Pursuant to the terms of the Plan, in conjunction with the transition of the Plan's recordkeeper from The Wyatt Company to Fidelity Institutional Retirement Services Company, you are entitled to vote on the proposals to be presented at the 1995 Annual Stockholders' Meeting (the "Meeting") based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of December 31, 1994. Enclosed with this memorandum are the Company's 1994 Annual Report, the 1995 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Company that outlines the proposals to be presented at the Meeting, a green proxy card and a return envelope for your proxy card.

PLEASE NOTE THAT YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN
- --------------------------------------------------------------------------
ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE.  No officer or employee of the
- --------------------------------------------
Company has the right to review your completed Plan proxy card.  THEREFORE, IN
                                                                 -------------
ORDER FOR YOUR VOTES TO BE COUNTED, YOU MUST RETURN YOUR COMPLETED PLAN PROXY
- -----------------------------------------------------------------------------
CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN THE ENVELOPE
- -------------------------------------------------------------------------
PROVIDED.  If you return your completed Plan proxy card to any officer or
- ---------
employee of the Company, your votes cannot be counted.

You are entitled to vote with respect to the number of shares held in your Plan account. Such number of shares can be found to the left of your name and address on the enclosed proxy card. It is extremely important that you vote, sign, date and promptly mail the enclosed green Plan proxy card to ASTTC in the
               --------
enclosed, self-addressed, stamped envelope at your earliest convenience. If ASTTC does not receive your completed Plan proxy card in a timely fashion, the Plan Trustee, Banco Santander Puerto Rico, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of March 15, 1995 in certificate form or through your bank or broker, you will receive additional proxy cards for those shares. In order for all of your shares to be voted, you should complete and return promptly each proxy card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at (805) 447-6626. Thank you for your prompt attention to this matter.

Enclosures

AMGEN LOGO

MEMORANDUM

TO:  ALL EMPLOYEES HOLDING AMGEN INC. COMMON STOCK
     THROUGH PARTICIPATION IN THE
     AMGEN RETIREMENT AND SAVINGS PLAN
     ----------------------------------------------

FROM:  SCOTT J. FORAKER

DATE:  APRIL 4, 1995

SUBJ:  AMGEN INC. - 1995 PROXY MATERIAL

As you know, you have allocated a portion of your Amgen Retirement and Savings Plan (the "Plan") contributions toward purchasing shares of Common Stock of Amgen Inc. (the "Company"). Pursuant to the terms of the Plan as amended, you are entitled to vote on the proposals to be presented at the 1995 Annual Stockholders' Meeting (the "Meeting") based on the number of shares of the Company's Common Stock that were allocated to your Plan account as of March 15, 1995. Enclosed with this memorandum are the Company's 1994 Annual Report, the 1995 Notice of Annual Meeting of Stockholders and accompanying Proxy Statement of the Company that outlines the proposals to be presented at the Meeting, a blue instruction card and a return envelope for your instruction card.

PLEASE NOTE THAT YOUR VOTING WITH RESPECT TO THE COMMON STOCK IN YOUR PLAN
- --------------------------------------------------------------------------
ACCOUNT IS HELD IN THE STRICTEST CONFIDENCE.  No officer or employee of the
- --------------------------------------------
Company has the right to review your completed Plan instruction card.

THEREFORE, IN ORDER FOR YOUR VOTES TO BE COUNTED, YOU MUST RETURN YOUR COMPLETED
- --------------------------------------------------------------------------------
PLAN INSTRUCTION CARD TO AMERICAN STOCK TRANSFER & TRUST COMPANY ("ASTTC") IN
- -----------------------------------------------------------------------------
THE ENVELOPE PROVIDED.  If you return your completed Plan instruction card to
- ----------------------
any officer or employee of the Company, your votes cannot be counted.

You are entitled to vote with respect to the number of shares held in your Plan account. Such number of shares can be found to the left of your name and address on the enclosed instruction card. It is extremely important that you vote, sign, date and promptly mail the enclosed blue Plan instruction card to
                     --------
ASTTC in the enclosed, self-addressed, stamped envelope at your earliest convenience. If ASTTC does not receive your completed Plan instruction card in a timely fashion, the Plan Trustee, Fidelity Management Trust Company, will vote your shares in accordance with the voting instructions that have been received from other Plan participants.

If you held additional Common Stock of the Company as of March 15, 1995 in certificate form or through your bank or broker, you will receive additional instruction cards for those shares. In order for all of your shares to be voted, you should complete and return promptly each instruction card that you receive.

If you have any questions regarding this memorandum or the enclosures, please call me at Extension 6626. Thank you for your prompt attention to this matter.

Enclosures

                                   AMGEN INC.

                AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN
                -----------------------------------------------



     1.   PURPOSE.
          -------

          (a) The purpose of the Amended and Restated 1991 Equity Incentive Plan (the "Plan") is to provide a means by which employees of and consultants to Amgen Inc., a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), directly or indirectly through trusts created for the benefit of their families, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) incentive stock options, (ii) nonqualified stock options, (iii) stock bonuses, and (iv) rights to purchase restricted stock, all as defined below.

          (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

          (c) The Company, by means of the Plan, seeks to retain the services of persons now employed by or serving as consultants to the Company, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

          (d) The Company intends that the rights issued under the Plan ("Stock Awards") shall, in the discretion of the Board of Directors of the Company (the "Board") or any committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), be either (i) stock options granted pursuant to paragraph 5 hereof, including incentive stock options as that term is used in Section 422 of the Code ("Incentive Stock Options"), or options which do not qualify as Incentive Stock Options ("Nonqualified Stock Options") (together hereinafter referred to as "Options"), or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to paragraph 6 hereof.

          (e) The word "Trust" as used in the Plan shall mean a trust created for the benefit of the employee or consultant, his or her spouse, or members of their immediate family. The word optionee shall mean the person to whom the option is granted or the employee or consultant for whose benefit the option is granted to a Trust, as the context shall require.

     2.   ADMINISTRATION.
          --------------

          (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a committee, as provided in subparagraph 2(c).

          (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how Stock Awards shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonqualified Stock Option, a stock bonus, a right to purchase restricted stock, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

          (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3) To amend the Plan as provided in paragraph 13.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

          (c) The Board may delegate administration of the Plan to a committee composed of not fewer than three (3) members of the Board (the "Committee"), all of the members of which Committee shall be disinterested persons and outside directors, if required and as defined by the provisions of subparagraphs 2(d) and 2(e). If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

          (d) The term "disinterested person", as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c): (i) who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one
(1) year prior thereto been eligible for selection as a person to whom Stock Awards may be granted pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates; or
(ii) who is otherwise considered to be a "disinterested person" in accordance with the rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as from time to time in effect.

          (e) The term "outside director," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to subparagraph 2(c), who is considered to be an "outside director" in accordance with the rules, regulations or interpretations of Section 162(m) of the Code.

          (f) Any requirement that an administrator of the Plan be a "disinterested person" or "outside director" shall not apply if the Board or the Committee expressly declares that such requirement shall not apply.

     3.   SHARES SUBJECT TO THE PLAN.
          --------------------------

          (a) Subject to the provisions of paragraph 11 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards granted under the Plan shall not exceed in the aggregate Twenty Four Million (24,000,000) shares of the Company's $.0001 par value common stock (the "Common Stock"). If any Stock Award granted under the Plan shall for any reason expire or otherwise terminate without having been exercised in full, the Common Stock not purchased under such Stock Award shall again become available for the Plan. Shares repurchased by the Company pursuant to any repurchase rights reserved by the Company pursuant to the Plan shall not be available for subsequent issuance under the Plan.

          (b) The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

          (c) An Incentive Stock Option may be granted to an eligible person under the Plan only if the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Stock with respect to which incentive stock options (as defined by the Code) are exercisable for the first time by such optionee during any calendar year under all such plans of the Company and its Affiliates does not exceed one hundred thousand dollars ($100,000). If it is determined that an entire Option or any portion thereof does not qualify for treatment as an Incentive Stock Option by reason of exceeding such maximum, such Option or the applicable portion shall be considered a Nonqualified Stock Option.

     4.   ELIGIBILITY.
          -----------

          (a) Incentive Stock Options may be granted only to employees (including officers) of the Company or its Affiliates. A director of the Company shall not be eligible to receive Incentive Stock Options unless such director is also an employee of the Company or any Affiliate. Stock Awards other than Incentive Stock Options may be granted only to employees (including officers) of or consultants to the Company or any Affiliate or to Trusts of any such employee or consultant. A director of the Company shall not be eligible to receive such Stock Awards unless such director is also an employee of or a consultant to the Company or any Affiliate.

          (b) A director shall in no event be eligible for the benefits of the Plan unless and until such director is expressly declared eligible to participate in the Plan by action of the Board or the Committee, and only if, at any time discretion is exercised by the Board or the Committee in the selection of a director as a person to whom Stock Awards may be granted, or in the determination of the number of shares which may be covered by Stock Awards granted to a director: (i) a majority of the Board and a majority of the directors acting in such matter are disinterested persons, as defined in subparagraph 2(d); (ii) the Committee consists solely of "disinterested persons" as defined in subparagraph 2(d); or (iii) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Notwithstanding the foregoing, the restrictions set forth in this subparagraph 4(b) shall not apply if the Board or Committee expressly declares that such restrictions shall not apply.

          (c) No person shall be eligible for the grant of an Incentive Stock Option under the Plan if, at the time of grant, such persons owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the fair market value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

          (d) Stock Awards shall be limited to a maximum of 250,000 shares of Common Stock per person per calendar year.

     5.   TERMS OF STOCK OPTIONS.
          ----------------------

          Each Option shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

          (a) No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

          (b) The exercise price of each Incentive Stock Option and each Nonqualified Stock Option shall be not less than one hundred percent (100%) of the fair market value of the Common Stock subject to the Option on the date the Option is granted.

          (c) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) at the discretion of the Board or the Committee, either at the time of grant or exercise of the Option (A) by delivery to the Company of shares of Common Stock of the Company that have been held for the period required to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise, (B) according to a deferred payment or other arrangement with the person to whom the Option is granted or to whom the Option is transferred pursuant to subparagraph 5(d), or (C) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

          (d) An Option granted to a natural person shall be exercisable during the lifetime of such person only by such person, provided that such person during such person's lifetime may designate a Trust to be such person's beneficiary with respect to any Incentive Stock Options granted after February 25, 1992 and with respect to any Nonqualified Stock Options, and such beneficiary shall, after the death of the person to whom the Option was granted, have all the rights that such person has while living, including the right to exercise the Option. In the absence of such designation, after the death of the person to whom the Option is granted, the Option shall be exercisable by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution.

          (e) The total number of shares of Common Stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). From time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option was not fully exercised. During the remainder of the term of the Option (if its term extends beyond the end of the installment periods), the Option may be exercised from time to time with respect to any shares then remaining subject to the Option. The provisions of this subparagraph 5(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

          (f) The Company may require any optionee, or any person to whom an Option is transferred under subparagraph 5(d), as a condition of exercising any such Option: (i) to give written assurances satisfactory to the Company as to the optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative who has such knowledge and experience in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser's representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that such person is acquiring the Common Stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the Common Stock. These requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (x) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"); or (y) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities law.

          (g) An Option shall terminate three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate, unless: (i) such termination is due to such person's permanent and total disability, within the meaning of Section 422(c)(6) of the Code, in which case the Option may, but need not, provide that it may be exercised at any time within one (1) year following such termination of employment or relationship as a consultant or director; (ii) the optionee dies while in the employ of or while serving as a consultant or director to the Company or an Affiliate, or within not more than three (3) months after termination of such employment or relationship as a consultant or director, in which case the Option may, but need not, provide that it may be exercised at any time within eighteen (18) months following the death of the optionee by the person or persons to whom the optionee's rights under such Option pass by will or by the laws of descent and distribution; or (iii) the Option by its term specifies either (A) that it shall terminate sooner than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate; or (B) that it may be exercised more than three (3) months after termination of the optionee's employment or relationship as a consultant or director with the Company or an Affiliate. This subparagraph 5(g) shall not be construed to extend the term of any Option or to permit anyone to exercise the Option after expiration of its term, nor shall it be construed to increase the number of shares as to which any Option is exercisable from the amount exercisable on the date of termination of the optionee's employment or relationship as a consultant or director.

          (h) The Option may, but need not, include a provision whereby the optionee may elect at any time during the term of his or her employment or relationship as a consultant or director with the Company or any Affiliate to exercise the Option as to any part or all of the shares subject to the Option prior to the stated vesting dates of the Option. Any shares so purchased from any unvested installment or Option may be subject to a repurchase right in favor of the Company or to any other restriction the Board or the Committee determines to be appropriate.

          (i) To the extent provided by the terms of an Option, each optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold from the shares of the Common Stock otherwise issuable to the optionee as a result of the exercise of the Option a number of shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock having a fair market value less than or equal to the amount of the withholding tax obligation.

          (j) Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option agreement a provision entitling the optionee to a further Option (a "Re-Load Option") in the event the optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option or, in the case of a Re-Load Option which is an Incentive Stock Option and which is granted to a 10% stockholder (as defined in subparagraph 4(c)), shall have an exercise price which is equal to one hundred and ten percent (110%) of the fair market value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option.

     Any such Re-Load Option may be an Incentive Stock Option or a Nonqualified Stock Option, as the Board or Committee may designate at the time of the grant of the original Option, provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollars ($100,000) annual limitation on exercisability of Incentive Stock Options described in subparagraph 3(c) of the Plan and in Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subparagraph 3(a) and shall be subject to such other terms and conditions as the Board or Committee may determine.

     6.   TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED
          ---------------------------------------------------
          STOCK
          -----

          Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

          (a) The purchase price under each stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (b) No rights under a stock bonus or restricted stock purchase agreement shall be assignable by any participant under the Plan, either voluntarily or by operation of law, except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

          (c) The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the Common Stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in their discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award Common Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

          (d) Shares of Common Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

          (e) In the event a person ceases to be an employee of or ceases to serve as a consultant to the Company or an Affiliate, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

     7.   CANCELLATION AND RE-GRANT OF OPTIONS.
          ------------------------------------

          The Board or the Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders of Options,
(i) the repricing of any outstanding Options under the Plan and/or (ii) the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than one hundred percent (100%) of the fair market value per share of Common Stock on the new grant date or, in the case of a 10% stockholder (as defined in subparagraph 4(c)), not less than one hundred and ten percent (110%) of the fair market value per share of Common Stock on the new grant date.

     8.   COVENANTS OF THE COMPANY.
          ------------------------

          (a) During the terms of the Stock Awards granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards up to the number of shares of Common Stock authorized under the Plan.

          (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock under the Stock Awards granted under the Plan;

provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award granted under the Plan or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

     9.   USE OF PROCEEDS FROM COMMON STOCK.
          ---------------------------------

          Proceeds from the sale of Common Stock pursuant to Stock Awards granted under the Plan shall constitute general funds of the Company.

     10.  MISCELLANEOUS.
          -------------

          (a) The Board or Committee shall have the power to accelerate the time during which a Stock Award may be exercised or the time during which a Stock Award or any part thereof will vest, notwithstanding the provisions in the Stock Award stating the time during which it may be exercised or the time during which it will vest. Each Option providing for vesting pursuant to subparagraph 5(e) shall also provide that if the employee or consultant should die during the term of his or her employment with the Company or his or her affiliation with the Company as a consultant, the vesting schedule of Options granted to such employee or consultant or to the Trusts of such employee or consultant shall be accelerated by twelve months for each full year the employee has been employed by or the consultant has been affiliated with the Company. Options granted under the Plan that are outstanding on February 25, 1992, shall be amended to include the accelerated vesting provided for in the preceding sentence of this Paragraph 10(a).

          (b) Neither an optionee nor any person to whom an Option is transferred under the provisions of the Plan shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

          (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan any right to continue in the employ of the Company or any Affiliate or to continue acting as a consultant or director or shall affect the right of the Company or any Affiliate to terminate the employment or consulting relationship or directorship of any eligible employee, consultant, director, optionee or holder of Stock Awards under the Plan with or without cause. In the event that a holder of Stock Awards under the Plan is permitted or otherwise entitled to take a leave of absence, the Company shall have the unilateral right to (i) determine whether such leave of absence will be treated as a termination of employment or relationship as consultant or director for purposes hereof, and (ii) suspend or otherwise delay the time or times at which exercisability or vesting would otherwise occur with respect to any outstanding Stock Awards under the Plan.

     11.  ADJUSTMENTS UPON CHANGES IN COMMON STOCK.
          ----------------------------------------

          If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan and outstanding Stock Awards will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan, the maximum number of shares which may be granted to a participant in a calendar year, and the class(es) and number of shares and price per share of stock subject to outstanding Stock Awards.

     12.  CHANGE OF CONTROL.
          -----------------

          (a) Notwithstanding anything to the contrary in this Plan, in the event of a Change of Control (as hereinafter defined), then, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume the rights and obligations of the Company under any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan; (ii) the time during which such Stock Awards become vested or may be exercised shall be accelerated and any outstanding unexercised rights under any Stock Awards terminated if not exercised prior to such event; or (iii) such Stock Awards shall continue in full force and effect.

          (b) For purposes of the Plan, a "Change of Control" shall be deemed to have occurred at any of the following times:

          (i) Upon the acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (excluding, for this purpose, the Company or its affiliates, or any employee benefit plan of the Company or its affiliates which acquires beneficial ownership of voting securities of the Company), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

          (ii) At the time individuals who, as of April 2, 1991, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 2, 1991, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board; or

          (iii) Immediately prior to the consummation by the Company of a reorganization, merger, consolidation, (in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company; or

          (iv) The occurrence of any other event which the Incumbent Board in its sole discretion determines constitutes a Change of Control.

     13.  AMENDMENT OF THE PLAN.
          ---------------------

          (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 11 relating to adjustments upon changes in the Common Stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (i) Increase the number of shares reserved for Stock Awards under the Plan;

          (ii) Modify the requirements as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act; or

          (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

          (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee Incentive Stock Options and/or to bring the Plan and/or Options granted under it into compliance therewith.

          (c) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, unless: (i) the Company requests the consent of the person to whom the Stock Award was granted; and (ii) such person consents in writing.

     14.  TERMINATION OR SUSPENSION OF THE PLAN.
          -------------------------------------

          (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on December 31, 2000. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

          (b) Rights and obligations under any Stock Awards granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted.

     15.  EFFECTIVE DATE OF PLAN.
          ----------------------

          The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercisable unless and until the Plan has been approved by the stockholders of the Company and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

LOGO

                       CONFIDENTIAL VOTING INSTRUCTIONS
                                  AMGEN INC.

      AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                 INSTRUCTIONS SOLICITED BY BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 9, 1995

TO:FIDELITY MANAGEMENT TRUST COMPANY AS TRUSTEE UNDER THE
   AMGEN RETIREMENT AND SAVINGS PLAN

  I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Tuesday, May 9, 1995, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Change of Address:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.




[X]Please mark your votes as in this example.

THESE INSTRUCTIONS WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1995. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1. To elect three directors to hold  2. To approve the Company's Amended
   office until the 1998 Annual         and Restated 1991 Equity
   Meeting of Stockholders.             Incentive Plan.
                                        [_] FOR  [_] AGAINST  [_] ABSTAIN

[_]FOR all nominees  [_]WITHOLD      3. To ratify the selection of Ernst
   listed below         AUTHORITY to    & Young LLP as independent
   (except as marked)   vote for all    auditors of the Company for the
   to the contrary      nominees.       year ending December 31, 1995.
   below).                              [_] FOR  [_] AGAINST  [_] ABSTAIN

 NOMINEES: Steven Lazarus; Edward J.
 Ledder; Gilbert S. Omenn.

 TO WITHHOLD AUTHORITY TO VOTE FOR   [_]Please indicate if a change of address
 ANY NOMINEE(S), WRITE SUCH             was given on the reverse side.
 NOMINEE(S)' NAME(S) BELOW:

 ----------------------------------  As of the date hereof, the undersigned
 ----------------------------------  hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be
                                     held May 9, 1995, the accompanying Proxy
                                     Statement and the accompanying Annual
                                     Report of the Company for the year ended
                                     December 31, 1994.
                                     SIGNATURE ________________________________
                                     SIGNATURE ________________________________
                                                      DATED _____________, 1995
                                     NOTE: Please sign exactly as your name
                                     appears hereon. If the stock is
                                     registered in the names of two or more
                                     persons, each should sign. Executors,
                                     administrators, trustees, guardians and
                                     attorneys-in-fact should add their
                                     titles. If signer is a corporation,
                                     please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

LOGO

                        CONFIDENTIAL VOTING INSTRUCTIONS
                                   AMGEN INC.

       AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 9, 1995

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

TO:BANCO SANTANDER PUERTO RICO AS TRUSTEE UNDER THE
   RETIREMENT AND SAVINGS PLAN FOR AMGEN MANUFACTURING, INC.

  I hereby instruct the Trustee to vote (in person or by proxy) all of the shares of Amgen Inc. Common Stock which are credited to my account at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Tuesday, May 9, 1995, and at any postponements and adjournments of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

                                    Change of Address:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

   PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



[X]Please mark your votes as in this example.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1995. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1. To elect three directors to hold  2. To approve the Company's Amended
   office until the 1998 Annual         and Restated 1991 Equity
   Meeting of Stockholders.             Incentive Plan.
                                        [_] FOR  [_] AGAINST  [_] ABSTAIN

[_]FOR all nominees  [_]WITHOLD      3. To ratify the selection of Ernst
   listed below         AUTHORITY to    & Young LLP as independent
   (except as marked)   vote for all    auditors of the Company for the
   to the contrary      nominees.       year ending December 31, 1995.
   below).                              [_] FOR  [_] AGAINST  [_] ABSTAIN

 NOMINEES: Steven Lazarus; Edward J.
 Ledder; Gilbert S. Omenn.

 TO WITHHOLD AUTHORITY TO VOTE FOR   [_]Please indicate if a change of address
 ANY NOMINEE(S), WRITE SUCH             was given on the reverse side.
 NOMINEE(S)' NAME(S) BELOW:

 ----------------------------------  As of the date hereof, the undersigned
 ----------------------------------  hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be
                                     held May 9, 1995, the accompanying Proxy
                                     Statement and the accompanying Annual
                                     Report of the Company for the year ended
                                     December 31, 1994.
                                     SIGNATURE ________________________________
                                     SIGNATURE ________________________________
                                                      DATED _____________, 1995
                                     NOTE: Please sign exactly as your name
                                     appears hereon. If the stock is
                                     registered in the names of two or more
                                     persons, each should sign. Executors,
                                     administrators, trustees, guardians and
                                     attorneys-in-fact should add their
                                     titles. If signer is a corporation,
                                     please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

LOGO

                                  AMGEN INC.

      AMGEN CENTER, 1840 DEHAVILLAND DRIVE, THOUSAND OAKS, CA 91320-1789
                     PROXY SOLICITED BY BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS-MAY 9, 1995

  Gordon M. Binder and Thomas E. Workman, Jr., or either of them, each with the power of substitution and revocation, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the Annual Meeting of Stockholders of Amgen Inc., to be held at the Regent Beverly Wilshire, 9500 Wilshire Boulevard, Los Angeles, California 90212, at 10:30 A.M., PDT, on Tuesday, May 9, 1995, and at any postponements and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. PLEASE MARK, SIGN AND DATE THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

                                    Change of Address:
                                    -------------------------------------------
                                    -------------------------------------------
                                    -------------------------------------------
                                    (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)
                                                             [SEE REVERSE SIDE]

    PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.




[X]Please mark your votes as in this example.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NAMED NOMINEES, FOR APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1991 EQUITY INCENTIVE PLAN AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1995. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

1. To elect three directors to hold  2. To approve the Company's Amended
   office until the 1998 Annual         and Restated 1991 Equity
   Meeting of Stockholders.             Incentive Plan.
                                        [_] FOR  [_] AGAINST  [_] ABSTAIN

[_]FOR all nominees  [_]WITHOLD      3. To ratify the selection of Ernst
   listed below         AUTHORITY to    & Young LLP as independent
   (except as marked)   vote for all    auditors of the Company for the
   to the contrary      nominees.       year ending December 31, 1995.
   below).                              [_] FOR  [_] AGAINST  [_] ABSTAIN

 NOMINEES: Steven Lazarus; Edward J.
 Ledder; Gilbert S. Omenn.

 TO WITHHOLD AUTHORITY TO VOTE FOR   [_]Please indicate if a change of address
 ANY NOMINEE(S), WRITE SUCH             was given on the reverse side.
 NOMINEE(S)' NAME(S) BELOW:

 ----------------------------------  As of the date hereof, the undersigned
 ----------------------------------  hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be
                                     held May 9, 1995, the accompanying Proxy
                                     Statement and the accompanying Annual
                                     Report of the Company for the year ended
                                     December 31, 1994.
                                     SIGNATURE ________________________________
                                     SIGNATURE ________________________________
                                                      DATED _____________, 1995
                                     NOTE: Please sign exactly as your name
                                     appears hereon. If the stock is
                                     registered in the names of two or more
                                     persons, each should sign. Executors,
                                     administrators, trustees, guardians and
                                     attorneys-in-fact should add their
                                     titles. If signer is a corporation,
                                     please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.